Exhibit 99.2

Biotech Acquisition Company Announces

Closing of $230,000,000 Initial Public Offering

New York, NY, January 28, 2021 (GLOBE NEWSWIRE) – Biotech Acquisition Company (the “Company”) announced today that it has closed its initial public offering of 23,000,000 units, including 3,000,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $230,000,000.

The Company’s units are listed on the Nasdaq Capital Market (“Nasdaq”) and commenced trading under the ticker symbol “BIOTU” on January 26, 2021. Each unit consists of one of the Company’s Class A ordinary shares and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable. Upon separation of the units, no fractional warrants will be provided and only whole warrants will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to trade on Nasdaq under the symbols “BIOT” and “BIOTW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses. Although the Company may pursue a business target in any industry or geographic location, the Company intends to focus its search for a target business in the healthcare sector. The Company believes that this focus will complement its sponsor’s and management team’s background as affiliates of SPRIM Global Investments, a leading life science investment firm in the healthcare industry. The Company expects that its target sector will have a particular focus on life sciences/biotechnology, healthcare information technology, medical technology and technology-enabled healthcare services.

Cantor Fitzgerald & Co. acted as the sole book-running manager for the offering.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $230,000,000 (or $10.00 per unit sold in the public offering) was placed in the Company’s trust account. An audited balance sheet of the Company as of January 28, 2021 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

The offering has been made only by means of a prospectus, copies of which may be obtained by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, New York, NY 10022, or by e-mail at prospectus@cantor.com.

A registration statement relating to these securities was declared effective by the SEC on January 21, 2021. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements,” including with respect to the anticipated use of the net proceeds from the Company’s initial public offering. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous risks and assumptions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering, as filed with the SEC. Copies are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to update any of its forward-looking statements, except as required by law.

Contact

Michael Shleifer

Stephanie.Kolp@sprim.net